Exhibit 99(i)

                                                  Contact:
                                                  James C. Rowan, Jr
                                                  (860) 722-5180


HSB GROUP, INC. REPORTS GAINS IN THIRD QUARTER RESULTS

HARTFORD, CT, October 27, 1997 - HSB Group, Inc. (NYSE-HSB), the parent of The Hartford Steam Boiler Inspection and Insurance Company, today reported net income of 76 cents per common share, an increase of 31 percent compared to 58 cents per share in the third quarter of 1996.

Income per share from third quarter continuing operations, excluding realized gains, was 70 cents, an increase of 37 percent from 51 cents last year. As announced earlier, HSB Group's interest in Radian International LLC is reported as a "discontinued operation." HSB Group has determined it will put its interest in the venture to The Dow Chemical Company for approximately $145 million on or about Jan. 1, 1998.

HSB Group's net earned insurance premiums grew 6.6 percent in the third quarter of 1997 from the same period a year ago. "We continue to see excellent growth in our commercial client company business," said HSB Group President and Chief Executive Officer Gordon W. Kreh. "The combined ratio - the sum of our losses and expenses as a percentage of our insurance revenue - was 92.0 percent, down from 96.3 percent in the third quarter of 1996. The expense ratio for the quarter declined to 47.4 percent."

The year-to-date insurance operating gain was up 129 percent over last year.

HSB engineering services revenues increased 10.8 percent. The engineering services margin of 6.3 percent reflects investment of operating funds in the long-term future of the business. Investment income, net of related interest expense, was $9.1 million, compared to $7.6 million in the previous year.

During the third quarter of 1997, HSB Group repurchased 645,000 shares of HSB common stock under a two million share repurchase authorization. Through the first nine months of 1997, the company had repurchased approximately one million shares of common stock.

HSB Group is the parent of The Hartford Steam Boiler Inspection and Insurance Company, which has specialized in loss prevention and loss control engineering since 1866 and is the largest provider of equipment breakdown insurance in the world.



HSB GROUP, INC.
In millions, except per share amounts

SUMMARY OF OPERATIONS

                            Quarter                      Year-to-Date
                         Ended Sept. 30     Percent    Sept. 30          Percent
                         1997      1996**   Change     1997    1996**    Change
                         ----      ------   ------     ----    -----     ------
Gross earned premium    $151.6     $143.1   5.9%     $456.6   $414.5   10.1%
Reinsurance               30.3       29.3              95.7     79.4
                         ----      ------              ----    -----
  Net earned premium     121.3      113.8   6.6%      360.9    335.1
Claims and adjustment
 expenses                 54.1       54.5             157.0    155.4
Policy acquisition
 expenses                 23.5       21.4              67.5     63.9
Underwriting and
 inspection expenses      34.2       34.2             105.5    102.3
                         ----      ------              ----    -----
  Insurance operating
   gain                 $  9.5     $  3.7            $ 30.9   $ 13.5
                         ----      ------              ----    -----

     Loss ratio           44.6%      47.9%             43.5%    46.4%
     Expense ratio*       47.4%      48.4%             47.8%    49.1%
     Combined ratio*      92.0%      96.3%             91.3%    95.5%

Net eng. services rev.   $ 15.5    $ 14.0     10.8%  $ 45.2   $ 40.8    10.8%
Net eng. services exp.     14.5      12.4              42.3     36.0
                         -----     ------              ----    -----
 Engineering services
 operating gain          $  1.0    $  1.6            $  2.9   $  4.8
                         -----     ------              ----    -----
  Engineering services
  net operating margin
                            6.3%     11.4%              6.5%    11.8%

Investment income,
 net of related
 interest expense        $  9.1    $  7.6     19.6%  $ 25.8   $ 23.5    5.0%
Realized investment gains   2.3       2.5               6.2      8.5
                         -----     ------              ----     -----
 Income from investment
 operations              $ 11.4    $ 10.1            $ 32.0   $ 32.0

Interest expense            0.4       -                 0.9      0.4
                         -----     ------              ----     -----
Income from continuing
operations before income
taxes and distributions
on capital securities
                         $ 21.5    $ 15.4            $ 64.9   $ 49.9

Income taxes                5.3       3.5              16.5     11.7

Distribution on capital
securities of subsidiary
trust, net of tax           1.0         -               1.0       -
                          -----     -----               ----    -----
Income from continuing
operations               $ 15.2    $ 11.9            $ 47.4   $ 38.2
Discontinued operations:
Income from operations
of Radian
International LLC            -       (0.3)              -        3.8
                          -----     -----              -----    -----
Net income               $ 15.2    $ 11.6            $ 47.4   $ 42.0
                          =====     =====              =====    =====
Income from continuing
operations per
common share              $ 0.76   $  0.59   28.8%   $  2.35  $  1.88   25.0%
Net income
per common share          $ 0.76   $  0.58   31.0%   $  2.35  $  2.07   13.5%
Dividends declared
per common share          $ 0.60   $  0.57           $  1.74  $ 1.71
Average common shares
outstanding and
common stock equivalents   19.9      20.1              20.1    20.2

* 1997 and 1996 excludes goodwill amortization related to EIG. 1996 excludes minority interest related to EIG.
** Restated for the effects of discontinued operations.


HSB GROUP, INC.
In millions, except per share amounts


SUMMARY OF FINANCIAL POSITION

                                   Sept. 30       Dec. 31      Percent
                                     1997           1996       Change
                                   --------       ----------   --------
Assets
Cash and short-term investments    $    139.9     $    102.4
Fixed maturities, at fair value         247.6          235.8
Equity securities, at fair value        325.8          262.7
                                   ----------     ----------
     Cash and invested assets           713.3          600.9
Insurance premiums receivable           126.8          106.4
Engineering services receivable          12.9           11.7
Fixed assets                             28.4           31.7
Investment in Radian                     85.0           79.7
Reinsurance assets                      146.4          162.9
Other assets                            143.9          123.0
                                   ----------     ----------
Total assets                       $  1,256.7     $  1,116.3     12.6%
                                   ==========     ==========

Liabilities
Unearned premiums                  $    295.8     $    270.6
Claims and adjustment expenses          278.8          302.9
Total borrowings                         43.1           28.3
Other liabilities                       189.6          148.9
                                   ----------     ----------
Total liabilities                       807.3          750.7

Convertible redeemable preferred stock
  Series B                               20.0           20.0

Company Obligated Mandatorily
 Redeemable Capital Securities of
 Subsidiary Trust Holding Solely
 Junior Subordinated Deferrable
 Interest Debentures of the Company     108.9             -

Shareholders' equity                    320.5          345.6
                                    ----------    ----------
Total                              $  1,256.7     $  1,116.3
                                    ==========    ==========

Common shareholders' equity
 per share                         $     16.73    $    17.25   (3.0%)

Based on common shares outstanding of    19.2          20.0